UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Lackawanna Avenue Scranton, Pennsylvania (Address of principal executive offices)	18503-2013 (Zip Code)

Registrant's telephone number, including area code: (570) 614-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 29, 2005, Southern Union Company (the “Company”) entered into the Fourth Amended and Restated Revolving Credit Agreement in the amount of $400 million (the “Agreement”) among the Company, as Borrower, JP Morgan Chase Bank, N.A. as the Administrative Agent; Bank of America, N.A. as the Syndication Agent; JP Morgan Securities Inc. and Wachovia Markets, LLC as the Co-Book Runners and Co-Lead Arrangers and the Lenders party thereto. The Agreement amends the Third Amended and Restated Revolving Credit Agreement dated May 28, 2004, as amended on November 9, 2004. The Agreement, attached hereto as Exhibit 10.1, will extend the maturity of the existing credit facility by one year to May 28, 2010 and will modify the pricing grid as set forth in the Agreement.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit No.                      Exhibit

10.1	Fourth Amended and Restated Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: October 5, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President- Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                  Description

10.1	Fourth Amended and Restated Revolving Credit Agreement